Exhibit 10.2

                              EMPLOYMENT AGREEMENT

     This Employment Agreement ("Agreement"), dated as of September 1, 2000 by and between EVOLUTION USA, INC., a Washington corporation, having an address of 6100 Wilshire Boulevard, Suite 201, Los Angeles, California 90048 (hereafter the "Employer"), and GARY L. DIAMOND, an individual residing at 13578 Via Flora, Apt. G, Delray Beach Florida 33484 (hereafter the "Employee").

     WITNESSETH:

     WHEREAS, Employer desires to hire Employee and Employee is willing to render services to the Employer, under the terms and conditions set forth herein; and

     WHEREAS, Employee acknowledges that as a result of his position as Executive Vice President, Chief Financial Officer and Secretary, he will be entrusted with Employer's confidential information, trade secrets and proprietary processes and procedures; and

     WHEREAS, Employee has agreed that, as an inducement for Employer to hire Employee and to permit the Employee access to the Employer's confidential information, trade secrets and proprietary processes and procedures necessary to perform his work, Employee has agreed to enter into this Agreement;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1)     TERM.  This  Agreement  shall  be effective as of the aforementioned
            ----
date and shall be for an initial term of three ("3") years and may be terminated by Employer at any time subject to the termination provisions set forth in Section 12 hereof.

     2)     DUTIES.  Employer  shall  employ  Employee  as  its Vice President,
            ------
Chief Financial Officer and Secretary, and his duties and responsibilities will be commensurate with such position. In the performance of his duties and obligations hereunder, Employee shall report to the Board of Directors of Employer. Employee agrees to abide by all bylaws, policies, practices, procedures or rules of Employer, as they may be amended from time to time.

     3)     SERVICES AND BEST EFFORTS.  Employee agrees to his best efforts,
            -------------------------
energies and skill to the discharge of the duties and responsibilities attributable to his position, and to this end, he will devote sufficient time and attention to the business and affairs of Employer.

     4)     BASE  COMPENSATION.  As  compensation  for  his  services  and
            ------------------
covenants hereunder, Employee shall receive a salary payable pursuant to Employer's normal payroll procedures in effect from time to time, at the following rates:

     > $20,000 U.S. Dollars per month upon execution of this Agreement; > upon the earlier of the first anniversary hereof or the closing of a second round of funding, whichever is earlier; the sum of $30,000 Dollars per month;

     > upon  the  second  anniversary  hereof,  $35,000  Dollars  per  month;

The above amounts shall be less all necessary and required federal, state and local payroll deductions and withholdings.

Section  5  NOT  USED

     6)     ISSUANCE  OF  COMMON  STOCK.  Employee  initially  shall  be granted
            ----------------------------
Five Hundred Thousand (500,000) shares of restricted Class B non-voting common stock of Employer, subject to dilution from outside investors on a pari passu basis with other equity holders. Such shares shall be valued as founders stock and shall vest with Employee over a period of eighteen (18) months from the date of execution hereof, on a quarterly basis at the rate of 83,333 shares per quarter.

     7)     OPTIONS. Employer SHALL  grant  to  Employee,  from  time  to  time,
            --------          -----
options to acquire additional equity in Employer, with the number of options and price to be determined by the Board of Directors.

     8)     SALE OR MERGER - EFFECT  ON  SECTIONS  6)  AND 7).  In the event any
            --------------------------------------------------------------------
options or  stock  issuances  under  Sections  6)  and 7)  hereof, hereunder are
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not  vested at the time of a sale of substantially all of the assets or stock of
Employer, or a merger or other form of recapitalization resulting in a change of control of Employer, all such options and issuance of stock shall become fully vested and exercisable at such time.

     9)     EMPLOYEE  BENEFITS.  During  his employment with  Employer, Employee
            ------------------
shall be entitled to participate in all benefit programs of Employer currently existing or hereafter made available to Employer's executives and/or other salaried employees, including, but not limited to, disability, health and medical benefits, retirement, pension, profit sharing, sick leave, salary continuation, vacation and holidays, cellular telephone and all related costs and expenses, or other employee benefit plans as are from time to time generally made available to employees of similar position with Employer pursuant to the policies of Employer; provided, however, that Employee shall be required to comply with the conditions attendant to coverage by such plans and shall comply with and be entitled to benefits only in accordance with the terms and conditions of such plans. Employer may withhold from any benefits payable to Employee all federal, state, local and other taxes and amounts as shall be permitted or required to be withheld, pursuant to any applicable law, rule or regulation.

     10)     VACATION.  Notwithstanding  the  provisions  of  Section  9) above,
             --------
Employee shall be entitled to three (3) weeks of vacation per year after one (1) complete year of employment, three (3) weeks of vacation per year after two (2) complete years of employment,. The scheduling of any vacation shall be subject to the needs of Employer.

     11)     BUSINESS EXPENSE REIMBURSEMENT.  During  the  term  of  employment,
             -------------------------------
Employee shall be entitled to receive proper reimbursement for all reasonable, out-of-pocket expenses incurred by Employee (in accordance with the policies and procedures established by the Company for its senior executive officers) in performing the services hereunder, provided the Employee properly accounts therefor.

     12)     AUTOMOBILE  EXPENSE.  Employer  shall  grant  to  Employee a $1,000
             -------------------
monthly automobile allowance, plus reimbursement for expenses at the rate 10 cents per mile, for every business mile traveled.

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     13)     DEATH  AND  DISABILITY.
             ----------------------

     (A) DEATH. In the event of death of the Employee while employed by Employer, Employee's monthly base salary shall be paid to the Employee's designated beneficiary, or in the absence of such designation, to the estate or other legal representative (collectively "Designee") of the Employee for a period of twelve (12) months from and after the date of death; provided, however, that Employer's obligation under this Paragraph 13A) shall not exceed, in any event, the amount of any insurance proceeds received by Employer from any insurance policy maintained by Employer on the life of Employee. Employer shall also be obligated to pay to said Designee, any accrued bonus to which Employee would have been entitled based upon the formula set forth in Section 5 above, but prorated for the number of months in Employer's fiscal year during which Employee was employed. In addition, beneficiary shall be entitled to receive all common stock issued and issuable to Employee pursuant to Section 6) above.

     (B) OTHER DEATH BENEFITS. Any other death benefits to which Employee or Employee's estate may be entitled shall be pursuant to and determined in accordance with the terms of the Employer's benefit programs and plans.

     (C) DISABILITY. If, during the term of Employee's employment with Employer, in the opinion of a duly licensed physician selected by Employer, Employee, because of physical or mental illness or incapacity, shall become unable to perform the duties and services required of him under this Agreement for a period of eight (8) consecutive weeks, or a period of twelve (12) weeks in the aggregate during any twelve-month period, Employer may, upon at least ten
(10) days' prior written notice given at any time after the expiration of such eight-week period or twelve-week period (as the case may be), give notice to Employee of Employer's intention to terminate his employment as of such date as may be set forth in the notice. In the event of disability, as defined above, the Employee shall be entitled to compensation in accordance with the Employer's disability compensation practice for senior executives, including any separate arrangement or policy covering the Employee, but in any event Employee shall continue to receive his monthly base salary hereunder for a period of 60 (sixty) days following the date of disability. Any amounts provided for in this Paragraph 13(C) shall be offset by any other long-term disability payments or benefits provided to Employee by Employer.

     Notwithstanding any provision herein to the contrary, if, following a termination of employment hereunder due to disability as provided above, the Employee becomes re-employed, whether as an employee or consultant, any salary, annual bonuses or other benefits earned by the Employee from such employment shall offset any salary continuation payments or benefits due to the Employee hereunder commencing with the date of re-employment.

     14)     TERMINATION WITHOUT CAUSE. Employer may terminate this Agreement
             --------------------------
without cause upon thirty (30) days advance written notice to Employee. Employee may terminate this Agreement for any reason upon one hundred twenty
(120) days' advance written notice to Employer, provided, however, that Employee has been employed for at least six (6) months prior to the giving of such notice. Upon any such termination:

     (A) The Employee shall receive, for a period of 12 (twelve) months following the termination date, Employee's then current monthly base salary. The Employee shall be entitled to continued health and medical benefits as provided in Section 9 above or to reimbursement for the cost of providing the Employee with comparable benefit coverage during the term in which the Employee is receiving payments from the Employer after termination pursuant to this Section. Such benefit coverage, however, will be offset by comparable coverage provided to the Employee in connection with any subsequent employment.

     (B) Notwithstanding the foregoing, Employer's obligations under Paragraph 14(A) above shall be null and void if Employer does not receive funding and therefore, cannot execute its business plan.


     15)     TERMINATION  FOR  CAUSE.
             -----------------------

     (A) Employer may terminate this Agreement immediately for "cause", as such term is defined below. Upon such termination, Employer shall be released from any and all further obligations under this Agreement, except that Employer shall be obligated to pay Employee his monthly base salary (but not any benefits) owing to Employee through the day on which Employee's employment is terminated.

     (B) For the purposes of this Agreement, "cause" shall include, without limitation, the following:

          (i) Failure or refusal of, or neglect by, Employee to perform his duties pursuant to this Agreement;

          (ii) Failure or refusal of Employee to obey orders given by Employer, provided that such orders are not, and (if followed) would not require Employee to act, in violation of the rules of the applicable statutes, regulations or rules of the federal government, any state or municipal governmental or regulatory agency or the rules or policies of any national or regional securities exchange.


          (iii) Misconduct in connection with the performance of any of Employee's duties, including, without limitation, theft, embezzlement or misappropriation of funds or property of Employer, securing or attempting to secure personally any profit in connection with any transaction entered into on behalf of Employer, misrepresentation to Employer, or any violation of laws or regulations to which Employer is subject;


          (iv) Commission by Employee of an act involving moral turpitude, dishonesty, theft or unethical business conduct, or conduct which impairs or injures the reputation of, or harms, Employer;

          (v)   Disloyalty  by  Employee,  such  as  aiding  a  competitor;

          (vi) Employee's medically confirmed dependence on or abuse of alcohol or any controlled substance;

          (vii) Failure by Employee to devote his full time and best efforts to Employer;

          (viii)  Any  breach  of  this  Agreement  by  Employee.

16)     NON-DISCLOSURE  OF  INFORMATION  AND  RESTRICTIVE  COVENANT.
        ------------------------------------------------------------

     (A) Employee acknowledges that, by his employment with Employer, Employee has been and will be in a confidential relationship with Employer, and Employee will have access to Confidential Information and Trade Secrets (as defined below) of Employer and Employer's past and present subsidiaries and affiliates.

     "Confidential  Information"  shall  include,  but is not limited to, any
      -------------------------
and all information (whether disclosed to Employee directly or indirectly, in writing, orally, or by drawings or observation of parts or equipment) which is of a confidential or proprietary nature designated or treated as such by the Employer, and is either applicable to, or related in any way to: (i) the financial status, plans or projections of the Company, its subsidiaries and/or affiliates; (ii) technical know-how, ingredients, concepts, formulae and processes of the Company, its subsidiaries and/or affiliates; (iii) the research and development or investigations of the Company, its subsidiaries and/or affiliates; (iv) marketing plans, strategies or business plans of the Company, its subsidiaries and/or affiliates; or (v) customer lists of the Company or other information concerning customers or vendors of the Company, its subsidiaries and/or affiliates not in the public domain. Information is not confidential or proprietary if it is in the public domain or subsequently comes into the public domain through no fault of Employee.

     "Trade  Secret"  shall  include,  but  is  not  limited to, any information
      -------------
relating to the Company's (or its subsidiaries' and/or affiliates') business including, but not limited to, ideas, inventions, technical or non-technical data, compilations, computer programs, software, systems, designs, circuits, ingredients, formulae, methods, techniques, processes, financial data, or financial plans which (i) derives economic value, actual or potential, from not being generally known to, and not readily ascertainable by proper means by, other persons or entities who can obtain economic value from its disclosure or use; and which (ii) is or has been the subject of efforts by the Company, which were or are reasonable under the circumstances, to maintain its secrecy.

     (B) Employee will not, during his employment or at any time thereafter, use, publish, reproduce or disclose to any third party, Trade Secrets or Confidential Information of Employer or Employer's past or present subsidiaries and affiliates, including, but not limited to, Confidential Information or Trade Secrets belonging or relating to Employer, or its past or present subsidiaries and affiliates, customers, clients and suppliers or proprietary processes and procedures of Employer, or its past or present subsidiaries and affiliates, customers, clients and suppliers. Proprietary processes and procedures shall include, but shall not be limited to, all information which is known or intended to be known only by employees of Employer or its past or present subsidiaries and affiliates, or others in a confidential relationship with Employer or its past or present subsidiaries and affiliates, which relate to business matters.

     (C) Employee will not, during his employment and for a period of eighteen (18) months after termination of his employment, in any state where Employer engages in business or in e-commerce involving ALL LINES OF BUSINESS MORE FULLY DESCRIBED IN THE EMPLOYER'S BUSINESS PLAN COMPLETED AND EFFECTIVE AS OF OCTOBER 31, 2000, directly or indirectly, under any circumstance other than at the direction and for the benefit of Employer, its subsidiaries or affiliates, engage in or participate in any business activity (including but not limited to acting as a director, officer, employee, agent, independent contractor, partner, consultant, licensor, licensee, franchisor, franchisee, proprietor, syndicate member, shareholder or creditor, or with a person having any other relationship with any other business, Employer, firm, occupation or business activity) that is, directly or indirectly, competitive with any business carried on by Employer or its subsidiaries and affiliates during the term of this Agreement.

     (D) Employee acknowledges and agrees that customers, suppliers and/or clients referred to in this Section 16 means each and every corporation, employer, business or other entity or person with or to whom Employer or its past or present subsidiaries and affiliates has had a relationship within the three-year period preceding the termination date of Employee's employment, or to whom any presentation, offer or other proposal had been made by Employer or its past or present subsidiaries and affiliates, and not affirmatively rejected as of the Employee's termination date.

     (E) Nothing contained in this Section 16 shall be construed as prohibiting Employee from being engaged by a client, customer or supplier of the Employer upon his termination of employment by Employer; provided, however, that such engagement is in compliance with the terms of this Section 14.

     (F) It is expressly agreed by Employee that the nature and scope of each of the provisions set forth above in this Section 16 are reasonable and necessary. If, for any reason, any aspect of the above provisions as they apply to Employee is determined by a court of competent jurisdiction to be unreasonable or unenforceable, the provisions shall only be modified to the minimum extent required to make the provisions reasonable and/or enforceable, as the case may be. Employee acknowledges and agrees that his services are of a unique character and expressly grants to the Employer or any successor or assigns the right to enforce the provisions of this Section 14 through the use of all remedies available at law or in equity, including, but not limited to, injunctive relief.

     (G) This Section 16 and Sections 17, 18, 19, and 20 hereof shall survive the expiration or termination of this Agreement for any reason.

     17)     EMPLOYER  PROPERTY.  (A)  Any  works,  patents,  inventions,
             ------------------
discoveries, applications, processes, know-how or other intellectual property (collectively, "Intellectual Property") designed, devised, planned, applied, created, discovered or invented by Employee in the course of Employee's employment under this Agreement and which pertain to any aspect of the Employer's business shall be the sole and absolute property of Employer, and Employee shall promptly report the same to Employer. Without limiting the foregoing, Employee agrees that any and all Intellectual Property and any and all Confidential Information and Trade Secrets developed, made, formulated, written, invented, coded or otherwise originated in any way by Employee, alone or with others, in connection with Employee's employment with Employer, (and/or its past or present subsidiaries and affiliates) shall be deemed to be "works for hire" under the Copyright Act of 1976 and the sole and exclusive property of Employer. To the extent that any such Intellectual Property, Confidential Information or Trade Secrets shall for any reason be considered not to be a "work for hire" for U.S. copyright law purposes, Employee hereby conveys, transfers and assigns to Employer all right, title and interest that Employee may have now or in the future pertaining to such Intellectual Property, Confidential Information and Trade Secrets, including but not limited to all copyrights and other intellectual property rights pertaining to the Intellectual Property, Confidential Information and Trade Secrets. Upon the request of
Employer, Employee shall promptly execute all instruments and documents necessary to evidence such conveyance, transfer and assignment, which instruments and documents shall be prepared at the sole expense of Employer. Nothing contained in this Agreement shall be construed as granting to or conferring on Employee any rights (by license or otherwise) in or to any Intellectual Property, Confidential Information and Trade Secrets.

     (B) Notwithstanding Paragraph 17(A) above, Employee acknowledges and understands that the provisions of this Agreement requiring assignment of inventions to Employer do not apply to any invention which qualifies fully for protection under the provisions of Revised Code of Washington ("RCW") Section
49.44.140 (a copy of which is attached hereto as Exhibit A).  Employee agrees to
                                                 ---------
advise Employer promptly in writing of any invention(s) that Employee believes meet the criteria in RCW 49.44.140.

     (C) All records, files, lists, including computer-generated lists, drawings, documents, software, equipment and similar items relating to Employer business which Employee shall prepare or receive from Employer shall remain the sole and exclusive property of Employer. Upon any termination of this Agreement, Employee shall promptly return to Employer all property of Employer in his possession. Employee further represents that he will not copy or cause to be copied, print out or cause to be printed out any software, documents or other materials originating with or belonging to Employer. Employee additionally represents that, upon termination of his employment with Employer, he will not retain in his possession any such software, documents or other materials or copies in machine- or human-readable form.

     18)     REMEDIES.  It is  mutually  understood  and  agreed that Employee's
             --------
services are special, unique, unusual, extraordinary and of an intellectual character giving them a peculiar value, the loss of which cannot be reasonably or adequately compensated in damages in an action at law. Accordingly, in the event of any breach of this Agreement by Employee, including, but not limited to, the breach of the non-disclosure, non-solicitation and non-compete clauses under Section 16 hereof, the Employer shall be entitled to equitable relief by way of injunction or otherwise in addition to any damages which Employer may be entitled to recover.

     19)     REPRESENTATIONS,  WARRANTIES AND COVENANTS OF EMPLOYEE;
             -------------------------------------------------------
             INDEMNIFICATION.
             ----------------

     (B) In order to induce Employer to enter into this Agreement, Employee hereby represents and warrants to Employer, and covenants with Employer, as follows: i) Employee has the legal capacity and unrestricted right to execute and deliver this Agreement and to perform all of his obligations hereunder; (ii) the execution and delivery of this Agreement by Employee and the performance of his obligations hereunder will not violate or be in conflict with any fiduciary or other duty, instrument, agreement, document, arrangement or other understanding to which Employee is a party or by which he is or may be bound or subject; (iii) Employee is not a party to any instrument, agreement, document, arrangement or other understanding with any person (other than Employer) requiring or restricting the use or disclosure of any confidential information or the provision of any employment, consulting or other services;

     (C) Employee hereby agrees to protect, defend, indemnify and hold harmless Employer from and against any and all losses, costs, damages and expenses (including, without limitation, its reasonable attorneys' fees) incurred or suffered by Employer resulting from any breach by Employee of any of his representations or warranties set forth herein.


      20)     ARBITRATION  OF  CLAIMS  AND  CONTROVERSIES; ATTORNEYS' FEES;
              -------------------------------------------------------------
              INJUNCTIVE RELIEF.
              ------------------

     (A) Subject to Paragraph 16(F) above and Section 18 above, any claim or controversy between Employer and Employee arising out of or relating to this Agreement or the breach hereof and/or Employee's employment with Employer and/or any termination thereof shall be submitted to arbitration to be held in King County, Washington or such other place as mutually agreed to by the parties in accordance the rules of the American Arbitration Association.

     (B) Nothing in this Agreement shall limit the right of Employer to seek temporary or preliminary injunctive relief in any federal or state court in King County, Washington, or in any other federal, state or foreign court having jurisdiction thereof, to enforce any right under this Agreement.

     (C) In the event of any arbitration or litigation arising out of this Agreement, the prevailing party shall be entitled to an award of its attorneys' fees and costs (including any fees and costs incurred in any appellate proceedings) against the non-prevailing party.

     (D) To the fullest extent permitted by applicable law, each party hereby waives any right(s) to seek or be awarded punitive damages.

     21)     NOTICES.  (A)  Notices by Employee to Employer shall be valid only
             -------
if in writing and shall be deemed to be duly given only if personally delivered or deposited in the U.S. mail by Certified Mail with Return Receipt service requested, and addressed to each of Employer and Employer's legal counsel, separately, at the following addresses (or at such other address(es) as may be designated by notice to Employee given in accordance with this Paragraph 21(A)):


     If  to  Employer:          EVOLUTION  USA,  INC.:
                                6100  Wilshire  Boulevard,  Suite  201
                                Los  Angeles,  California  90048
                                Attention:  Gary  L.  Diamond

     With  a  copy  to:         Monahan  &  Biagi,  P.L.L.C.
                                701  Fifth  Avenue,  Suite  5701
                                Seattle,  Washington  98104
                                Attention:  James  F.  Biagi,  Jr.

     If  to  Employee:          Gary  L.  Diamond
                                13578  Via  Flora,  Apt  G
                                Delray  Beach,  Florida,  33484

     (B) Notices by Employer to Employee shall be valid only if in writing and shall be deemed to be duly given if delivered to Employee personally or by United States Postal Service First Class Mail at the address set forth at the beginning of this Agreement (or at such other address as may be designated by notice to the Employer given in accordance with this Paragraph 20(B)).

     22)     INTERPRETATION,  HEADINGS.  The  parties  acknowledge and agree
             -------------------------
that the terms and provisions of this Agreement have been negotiated, shall be construed fairly as to all parties hereto, and shall not be construed in favor of or against any party. The section headings contained 'in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

     23)     SUCCESSORS  AND  ASSIGNS;  ASSIGNMENT;  INTENDED BENEFICIARIES.
             --------------------------------------------------------------
Neither this Agreement, nor any of Employee's rights, powers, duties or obligations hereunder, may be assigned by Employee. This Agreement shall be binding upon and inure to the benefit of Employee and his heirs and legal representatives and Employer, and its successors. Successors of Employer shall include, without limitation, any corporation or corporations acquiring, directly or indirectly, all or substantially all of the assets of Employer, whether by merger, consolidation, purchase, lease or otherwise, and such successor shall thereafter be deemed "Employer " for the purpose hereof.

     24)     NO WAIVER BY ACTION, CUMULATIVE RIGHTS, ETC.  Any waiver or
             -------------------------------------------
consent from Employer with respect to any term or provision of this Agreement or any other aspect of Employee's conduct or employment shall be effective only in the specific instance and for the specific purpose for which given and shall not be deemed, regardless of frequency given, to be a further or continuing waiver or consent. The failure or delay of Employer at any time or times to require performance of, or to exercise any of its powers, rights or remedies with respect to, any term or provision of this Agreement or any other aspect of Employee's conduct or employment in no manner (except as otherwise expressly provided herein) shall affect Employer's right at a later time to enforce any such term or provision.

     25)     SEVERABILITY.  Except as otherwise provided for in this Agreement,
             ------------
if any provision of this Agreement shall be unenforceable under any applicable law, then notwithstanding such unenforceability, the remainder of this Agreement shall continue in full force and effect.

     26)     COUNTERPARTS;  GOVERNING  LAW;  AMENDMENTS,  ENTIRE  AGREEMENT.
             ---------------------------------------------------------------
This Agreement may be executed in two counterpart copies, each of which may be executed by one of the parties hereto, but all of which, when taken together, shall constitute a single agreement binding upon all of the parties hereto. This Agreement and all other aspects of Employee's employment shall be governed by and construed in accordance with the applicable laws pertaining in the State of Washington. Each and every modification and amendment of this Agreement shall be in writing and signed by the Employee and the Employer, and any waiver of, or consent to any departure from, any term or provision of this Agreement shall be in writing and signed by each affected party hereto. This Agreement contains the entire agreement of the parties and supersedes all prior representations, agreements and understandings, oral or otherwise, between the parties with respect to the matters contained herein.

     27)     MISCELLANEOUS.  Employee represents and agrees that he fully
             -------------
understands his right to discuss all aspects of this Agreement with his private attorney; that to the extent, if any, that he desired, he availed himself of this right-, that he has carefully read and fully understands all of the provisions of the Agreement; that he is competent to execute this Agreement, that his agreement to execute this Agreement has not been obtained by any duress and that he freely and voluntarily enters into it, and that he has read this document in its entirety and fully understands the meaning, intent and consequences of this document which is that it is an agreement of employment.

     IN WITNESS THEREOF, the parties have executed this Agreement as of the ______ day of ___________________, 2000.


EMPLOYER:     EVOLUTION  USA,  INC.
---------


              /s/  George  Fleming
              ___________________________________
              By:  George  Fleming
              Its:  Chief  Executive  Officer



EMPLOYEE:
---------

              /s/  Gary  L.  Diamond
              ____________________________________
              GARY  L.  DIAMOND

                                    EXHIBIT A
                                    ---------

                  REVISED CODE OF WASHINGTON SECTION 49.44.140
                  --------------------------------------------


RCW  49.44.140.  REQUIRING  ASSIGNMENT  OF  EMPLOYEE'S  RIGHTS  TO
INVENTIONS--CONDITIONS

     (1) A provision in an employment agreement which provides that an employee shall assign or offer to assign any of the employee's rights in an invention to the employer does not apply to an invention for which no equipment, supplies, facilities, or trade secret information of the employer was used and which was developed entirely on the employee's own time, unless (a) the invention relates
(i) directly to the business of the employer, or (ii) to the employer's actual or demonstrably anticipated research or development, or (b) the invention results from any work performed by the employee for the employer. Any provision which purports to apply to such an invention is to that extent against the public policy of this state and is to that extent void and unenforceable.

     (2) An employer shall not require a provision made void and unenforceable by subsection (1) of this section as a condition of employment or continuing employment.

     (3) If an employment agreement entered into after September 1, 1979, contains a provision requiring the employee to assign any of the employee's rights in any invention to the employer, the employer must also, at the time the agreement is made, provide a written notification to the employee that the agreement does not apply to an invention for which no equipment, supplies, facility, or trade secret information of the employer was used and which was developed entirely on the employee's own time, unless (a) the invention relates
(i) directly to the business of the employer, or (ii) to the employer's actual or demonstrably anticipated research or development, or (b) the invention results from any work preformed by the employee for the employer.

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